EXHIBIT (5)(a)

Deferred Variable Annuity Application ("Application")

POLARIS®
For those who want more™

American General Life Insurance Company
Domicile State: Texas
Annuity Service Center
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997

New Business Documents
with checks:
P.O. Box 100330
Pasadena, CA 91189-0330

without checks:
P.O. Box 54299
Los Angeles, CA 90054-0299

overnight with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750
without checks:
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997

☎ 1-800-445-7862
www.aig.com/annuities

The ➔ indicates a required response. **Please print or type**

➔1 Product Selection

[(Select one product to ensure Application is processed immediately.] Solicitation state indicates the state in which this Application is signed.)

Product Name (**Share Class**)	**Solicitation state**
[Investment-Only Variable Annuity (B)]	*(Enter two-character state code)* _____

➔2 Owner(s) Information

Name____ ☐ Male ☐ Female

Address ____________________ City____________________ State______ ZIP________

Birth Date ____/____/____ SSN or TIN______________ Phone (_____)__________ Email______________

Joint Owner (if applicable)

Name:____ ☐ Male ☐ Female

Address ____________________ City____________________ State______ ZIP________

Birth Date ____/____/____ SSN ______________ Relationship to Owner ______________ Phone (_____)__________

➔3 Annuitant(s) Information *(Complete only if different from Owner)*

Name____ ☐ Male ☐ Female

Address ____________________ City____________________ State______ ZIP________

Birth Date ____/___/____ SSN______________ Phone (____)__________ Email______________

Joint Annuitant (if applicable)

Name____ ☐ Male ☐ Female

Address ____________________ City____________________ State______ ZIP________

Birth Date____/____/_____ SSN ______________ Phone (_____)______________

ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED.

For applicants in Alaska only: If You are not satisfied with the Contract, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase Payment(s) paid or the Contract Value on the business day during which the Contract is received. If the Contract replaced any other life insurance or annuity contract(s), the Company will refund the Contract Value on the business day during which the Contract is received. Upon any refund, the Contract shall be void. Upon your written request, we will provide you with factual information regarding benefits and provisions of the annuity Contract within 10 days.

For applicants in Arizona only: Upon your written request, we will provide you, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which you are applying. If for any reason you are not satisfied with the Contract, you may return the Contract within ten days (30 days if you are age 65 or older on the date of the application or if the Contract replaced any other life insurance or annuity contract(s)) after you receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by our Company or agent. Upon such refund, the Contract will be void.

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è4 Beneficiary Information Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the Additional Beneficiary Information form [SA2224BNE.1] and submitted with this Application. If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. 1. Beneficiary Name · Primary · Contingent Address Relationship Beneficiary %__________ SSN/TIN Phone Birth/Trust Date Email 2. Beneficiary Name · Primary · Contingent Address Relationship Beneficiary %__________ SSN/TIN Phone Birth/Trust Date Email 3. Beneficiary Name · Primary · Contingent Address Relationship Beneficiary %__________ SSN/TIN Phone Birth/Trust Date Email è5 Contract Type and Source of Funds Initial Payment: Make check payable to American General Life Insurance Company. If this is a 1035 Exchange, Transfer, or Rollover, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts. 5a. Non-Qualified Contract Indicate type and amount of initial Payment below. OR 5b. Qualified Contract Indicate type of plan for new contract, source of funds, and amount below. · Amount enclosed: $____________ Type of Plan for New Contract Source of Funds Amount · 1035 Exchange/Transfer · IRA · 401(a)* · Transfer $______________ Estimated dollars: $____________ · Roth IRA · 401(k)* · Rollover $______________ · Other · SEP · 457 · Contribution $______________ Estimated dollars: · Funds coming direct $____________ · Other_____ · Keogh · Funds coming direct * Is plan subject to ERISA? · Yes · NoIRA Tax Year: _____________ è6 Optional Benefits See your registered representative/licensed agent/insurance producer and/or the prospectus for information about optional elections, including availability and the maximum issue age [and investment requirements, if applicable]. Optional Death Benefit Election: If the Return of Purchase Payment Optional Death Benefit is NOT elected, the beneficiary(ies) will receive the standard death benefit provided in the Contract. · I elect the Return of Purchase Payment Optional Death Benefit.

è7 Investment Selection / Optional Programs
7(a).	Investment Selection

7(b).	Optional Programs
❒	Systematic Withdrawal: Include Form [SA-5550SW] with this Application.

❒	Automatic Asset Rebalancing:* I request the investment options designated in the Investment Option Election Form to be rebalanced at the frequency selected below.

(Select only one)	❒ Quarterly	❒ Semiannually	❒ Annually
*	Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we use Target DCA instructions indicated for Automatic Asset Rebalancing instructions.
7(c).	Telephone, Electronic Transaction, and Electronic Delivery Authorization

❒ Yes	❒ No	Telephone Transaction Authorization	❒ Yes	❒ No	Electronic Transaction Authorization
Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the Owner, the authorized Registered Representative of record and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.
The Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents/insurance producers will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss (not applicable in Nevada).
The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made, the Company will assume that you authorize telephone transfers and/or electronic requests.
For applicants in Florida, Iowa, Nevada, New Mexico, and North Dakota: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers.

❒ Yes	❒ No	Electronic Delivery Consent
I consent to electronic delivery by the Company, when available, of:
•	Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)
•	Account documents (quarterly statements and confirmations)
•	Related correspondence (privacy notice and other notices to customers)
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.
I understand that:
•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.
•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.
Please call [1-800-445-7862] if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.

è8 Notices and Disclaimers
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è9 Acknowledgements and Signature(s)

9(a).	Replacement

❒ Yes ❒ No	Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)

❒ Yes ❒ No	Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts? (Must check either Yes or No)
If yes to either of the above, please provide the information on the required forms, which can be obtained at aig.com/annuities and include them with this Application.
9(b).	California Right-to-Examine Period
For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in the cash management investment option for 36 days from the date we issue the Contract.
❒	Place my funds into a cash management investment option for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period.
❒	Invest my funds immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period.
9(c).	Statement of Owner(s)
My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be a part of any Contract issued by the Company. Further:
AGA-579-IO (5/14)

•	If required in my state*, I (we) have received, read, and understand the Buyer’s Guide for Deferred Annuities.

•	I acknowledge receipt, either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds of the trusts.

•	I acknowledge that I have read the current prospectuses for this variable annuity and the applicable underlying funds of the trusts carefully and understand their contents. (Iowa and Minnesota exempted)

•	After consulting with my registered representative/licensed agent/insurance producer and reviewing the prospectuses, I confirm that this variable annuity is suitable for my objectives and needs. (Minnesota exempted.)

•	I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. I bear all market risks, except on amounts allocated to the available Fixed Account Options.

•	If I am funding a tax-qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•	I understand that the Company reserves the right to allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.

•	My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form included with this Application.

•	For applicants in Alaska: Information provided by the applicant are representations and not warranties.

•	For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

èOwner’s signature	Date

Joint owner’s signature (if applicable)	Date

è10 Registered Representative/Licensed Agent/Insurance Producer Information and Signature(s)

❒ Yes	❒ No	Do you have reason to believe that the applicant has any existing life insurance or annuity contracts?

❒ Yes	❒ No	Do you have reason to believe that any existing life insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?
I affirm that I have instructed the applicant to answer the questions in Section 9(a) appropriately. If the answer to either question is “yes,” I am providing the information on the required forms and including them with this Application.
If required by the solicitation state*, I have delivered a Buyer’s Guide for Deferred Annuities to the owner.
I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current American General Life Insurance Company-approved sales material.
I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.
1. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature:                                        SSN (1st 5 digits ONLY)- _____
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print): Joe Agent
Address:58910 Agent Street      Any City, CA 12345
Phone (310) 555-1245     Licensed Agent/Insurance Producer ID number 123ABC     Email joe@agent.com
Broker / Dealer firm name      ABC Broker
2. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature:                                   SSN (1st 5 digits ONLY)- _____
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)
Address:
Phone                    Licensed Agent/Insurance Producer ID number                                          Email
Broker / Dealer firm name
3. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature                                   SSN (1st 5 digits ONLY)- _____
Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)
Address                                                              City                                                               State                      ZIP
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Phone (               )                          Licensed Agent ID/Insurance Producer number                                                                Email
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